Exhibit 99.1

TheZenith

PRESS RELEASE

BUSINESS AND FINANCIAL EDITORS	STANLEY R. ZAX

FOR IMMEDIATE RELEASE

Chairman & President

ZENITH ANNOUNCES NEW CHIEF FINANCIAL OFFICER

WOODLAND HILLS, CALIFORNIA May 24, 2006  . . . . . . . . . . . . . . . . . . . . Zenith National Insurance Corp. (NYSE: ZNT) announced today that William J. Owen, Senior Vice President and Chief Financial Officer, will retire following the closing of the accounting cycle for the second quarter. Kari L. Van Gundy, who will rejoin Zenith on July 5, 2006 as Senior Vice President, Finance, will succeed Mr. Owen as Chief Financial Officer following his retirement.

Since October 2002, Ms. Van Gundy has served as Vice President and Treasurer of GenCorp Inc., a publicly traded technology-based aerospace and defense manufacturer. Ms. Van Gundy was previously employed by Zenith in various positions from 1988 to 2002. Ms. Van Gundy was Senior Vice President, eCommerce, at Zenith from June 2000 through September 2002, and Senior Vice President, Finance & Treasurer of CalFarm Insurance Company, a former subsidiary of Zenith, when it was sold in 1999.

Commenting on the retirement of Bill Owen, Stanley Zax, Chairman and President, expressed his appreciation for Bill’s contributions to the Company. “Bill Owen has served Zenith well for more than 19 years. We appreciate his contributions and wish him well as he enters this new phase of his life.”  Commenting on the hiring of Ms. Van Gundy, Mr. Zax said, “Zenith welcomes back Kari to succeed Bill as Chief Financial Officer. Kari has over 25 years financial experience and more than 14 years experience with Zenith and we expect a smooth transition of the Company’s financial function.”